Third Quarter 2026
Shareholder Letter
Nicky, ‘WinkingCatClay’ shop on Etsy

Dear Shareholders,
2026 has been a year of meaningful transformation for Etsy. We entered the year with a clear diagnosis of the business’ needs and a set of priorities designed to address them. At the same time, we developed more clarity and conviction in Etsy’s differentiation: our sellers’ creativity, the craftsmanship and care behind their work, and the human connection that gives those items meaning. We believe our improving performance reflects our progress not only in delivering a better shopping experience, but also in making Etsy’s unique value easier for buyers to discover and appreciate, and for sellers to want to be a part of.
I’m proud of the progress we’ve made so far, and even more optimistic about the opportunity still ahead. We’re bringing more buyers to Etsy and providing them an experience that is far more personalized and relevant, helping them discover higher-quality items and sellers, and complete memorable purchases. We’re making our marketing investments more effective, enabling us to show up in new places and build relationships with both new and existing audiences. And we’re improving the support experience for our buyers and sellers - an important part of building trust and meaningful relationships that extend beyond any individual transaction.
After three consecutive quarters of accelerating growth this year, I’m increasingly confident that our business is now firmly in growth mode. We have sustainable momentum, and clear evidence that the changes we’ve made to how we operate and invest are strengthening our business and driving more durable performance.
Third Quarter 2026 Key Performance Indicators Point to a Meaningfully Healthier Business
All key performance indicators continued to improve, with year-over-year growth in GMS and revenue accelerating further in the third quarter. Strong top line performance and disciplined expense management resulted in an adjusted EBITDA margin slightly above 30% for the quarter. Active buyers grew year-over-year for the first time in two years, and our focus on improved customer relationships is driving an acceleration in growth in GMS per active buyer. Our active seller base grew at its fastest rate in two years, with improving retention signaling the relevance of Etsy to creative micro-entrepreneurs.
Encouragingly, while we are still benefitting from some external GMS tailwinds, the positive impact from our internal efforts has accelerated. Our App continues to perform very well, paid marketing is becoming more efficient and organic traffic remains healthy. And our work to improve search and discovery is surfacing higher-
quality, more relevant inventory.

On July 30, 2026 we completed the sale of Depop. Etsy’s results of operations for all periods presented are on a continuing operations basis, while Depop is presented as a discontinued operation through the closing date. Continuing operations for the three months ended September 30, 2026 and 2025 represent the Etsy marketplace only.

Q3 2026 Key Performance Indicators		GMS
$2.6B +8.8% Y/Y Etsy Marketplace growth
REVENUE		TAKE RATE
$692M +10.9% Y/Y Etsy Marketplace growth		26.2% +50 bps Y/Y
NET INCOME	N E T I N C O M E	ADJ. EBITDA
$114M +$9 million Y/Y Etsy Marketplace		$210M 30.4% Adj. EBITDA Margin
Adj. EBITDA and Adj. EBITDA Margin are non-GAAP financial measures. Reconciliation of non-GAAP financial measures to the most comparable GAAP measures can be found in
“Non-GAAP Financial Measures” below.

Growth Priorities are Driving Improved Marketplace Performance
Investing in Etsy’s Core Differentiation
Creativity, craftsmanship, and connection are what set Etsy apart, and we’ve made meaningful progress bringing these characteristics to life more consistently in the buyer and seller experience. Last quarter, we shared how we were testing ways to make our sellers and their creative processes more visible to buyers. Our latest Android test and supporting research show that doing so builds buyer trust, confidence and perceived value.
When we brought sellers to the forefront, buyers engaged more deeply — visiting shops and contacting sellers from their shop home pages more often, for example.
We’re now building on these learnings as we look to bring human connection more deeply into the shopping experience across platforms. By weaving together things like seller stories, craftsmanship details, buyer reviews, and opportunities for connection, we aim to help buyers understand not just what they’re purchasing, but who is behind it, how it’s made, and what makes it special. Our goal is to make the value our sellers create more visible at every step, building the trust and connection that bring shoppers back to Etsy.
On-Site Discovery and Matching Drive Better Buyer Understanding and Engagement
Our investments in discovery and matching are increasingly contributing to GMS momentum. By using AI and machine learning to more deeply understand shoppers' tastes and interests, we're helping buyers find what they want and discover things they didn't know they were looking for. And we're seeing that progress translate into tangible proof points. For example, by the third quarter, we estimate that personalization improvements alone contributed approximately two percentage points to our annualized year-over-year GMS growth rate.
In the third quarter, we continued to build on our momentum by:
•Extending some personalization to signed-out users, making Etsy feel more relevant from the start.
•Expanding and deepening buyer profiles, which now power personalized feeds, recommendations, and owned marketing for four out of five active buyers.
•Improving recommendation capabilities to help buyers discover fresh inventory across new categories.
We’re also evolving how we define a great match in Search. Rather than simply optimizing for the next click or the item most likely to convert, we’re increasingly incorporating signals like value and the expected post-
purchase experience. This is helping us surface more relevant and high-quality inventory while maintaining strong marketplace performance. We're seeing encouraging signs that our personalization efforts are driving deeper engagement, including more cross-category exploration and new shopping missions on the App. There's still much more to do to make discovery more inspiring and relevant, and our goal is simple: to make Etsy better for buyers every time they come back.
Evolving approaches to support Seller and Buyer Loyalty
Creative entrepreneurs come to Etsy to build businesses around their craft, and our ambition is to make Etsy the best place for them to grow. That starts with listening to our sellers and acting on what we hear - giving them better tools, insights, and support.
We’ve made progress across the seller experience, from enabling shared shop access, and expanding our appeals process, to making Etsy Ads easier to manage. We’re also actively investing in AI to make running an Etsy shop easier. We've introduced tools that simplify listing creation and buyer communications, and are continuing to test an AI-powered assistant that uses each shop's data to provide personalized insights and recommendations.
Over time, our ambition is to move beyond recommendations to helping sellers take action - so they can spend less time managing their shops and more time creating and growing their businesses.
For buyers, we’re continuing to test new ways to recognize and reward loyalty. That includes experimenting with earning ‘Stamps’ towards rewards for actions that broaden and deepen their relationship with Etsy - like supporting sellers across categories or regions. We’re also scaling premium support experiences for our top buyers ahead of the holiday season, while expanding general support availability across the marketplace.
Ultimately, loyalty is much bigger than any one program or feature. It comes from delivering a great experience from beginning to end - helping buyers feel understood and valued, helping sellers succeed, and building the trust and connection that give both more reasons to keep coming back to Etsy.

11:05

Stamps collected
1/5 stamps collected

Beta

Your Etsy Stamp Book

Every stamp reflects your impactful activity. Collect all the goodness and celebrate it here.

Thoughtful gifter

You didn't keep all the special items to yourself. You made someone else feel seen with a meaningful gift.

Canada shop supporter

Love sent both ways. Thanks for making a purchase from a seller based in Canada.

yours

Personalizer

You found something with a little magic. It's personal in all the right ways and feels made just for you.

UK shop supporter

Cheers to creativity. Thanks for making a purchase from a seller based in the UK.

U
S
A

Close-to-home supporter

Home is where your heart is. Thanks for making a purchase from a seller based in the US.

Home Shop Favorites You Cart 1

Strategic shifts in marketing have been a big part of our 2026 success
The strategic shifts we’ve made in marketing are increasingly contributing to our performance - and I’m encouraged that we’re still early in many of these initiatives. We’ve become more audience-focused, even more disciplined about where we invest, and better at connecting the right buyers with the best of Etsy, including:
Reinforcing what makes Etsy different: Our brand campaigns celebrate being human and are improving buyer perceptions that Etsy is a place to find special items and shop from and support real people.
Building marketing technology capabilities across our portfolio:
Improvements in how we understand and surface our inventory are helping us drive better performance across paid search and social, search engine optimization, and our influencer and affiliate programs.
Making owned marketing truly personal: We're evolving our email and push experiences by combining the precision and scale of machine learning with the creativity of human curation and storytelling. This approach allows us to deliver recommendations that are not only relevant to each buyer's interests, but also more inspiring, engaging, and reflective of what makes Etsy special.
Showing up for the moments that matter: We’re leaning into the purchase occasions where Etsy naturally shines - from holidays and universal milestones like birthdays and anniversaries, to smaller “mini-stones” and cultural moments - and we’re seeing strong GMS growth across many of these occasions.

Etsy's Daisy Chain Fields festival activation in August drove

26M
Social Impressions

10M+
Views for Olivia Rodrigo's Etsy collection launch

and was our top-performing press campaign of all time!

Reaching younger audiences in new ways: We’re showing up in
more of the places and moments where younger audiences discover
- from music festivals and cultural moments to holiday markets.
These experiences bring Etsy’s humanity to life, while extending our reach and relevance across paid, owned, and organic channels.
Taken together, this work is helping us show up earlier in the discovery journey, with more relevant inventory and a more
distinctive expression of our brand - bringing more buyers to Etsy and giving us more opportunities to build lasting relationships with them.
Etsy matters more in an AI world
There's an inherent paradox in how we think about AI at Etsy: we're harnessing technology to make commerce more human - just as we’ve been doing for more than 20 years. AI will fundamentally change how people discover and shop, and we're leaning in - not just adapting to new shopping behaviors, but actively evolving how Etsy creates value for buyers and sellers. By combining our sellers' unique inventory with the trust, breadth, and human connection of the Etsy marketplace, we can make shopping easier and more personal while helping creative micro-entrepreneurs reach customers and grow their businesses in ways they simply couldn't on their own. And as AI makes it easier to create, replicate, and sell products at scale, the human touch that has always differentiated Etsy - in both our items and the shopping experience - matters more than ever. We don't need to reinvent Etsy for an AI world. We need to get better at delivering on what has always made us special. And AI gives us powerful new ways to do just that.
Showing up wherever shoppers discover: Thanks to our early-mover relationships and rich natural language product feeds, Gen AI-powered shopping is an exciting and increasingly important discovery channel for Etsy, introducing new shoppers to our unique inventory and reengaging existing buyers. Importantly, we're seeing that shoppers who discover Etsy items through these platforms - often with high intent - continue to come to our marketplace to explore further and complete their purchases. We believe this speaks to the strength of Etsy's recognized and trusted brand and differentiated value proposition: when you're shopping for something meaningful, personalized, or handcrafted, you want to understand more about the item and the person behind it before you buy.
Making Etsy dramatically more personal: With more than 100 million seller listings (and many multiples more after accounting for available variations), Etsy’s challenge has never been a lack of choice - it's helping each shopper find what's uniquely right for them. With rich and expanding data on both our buyers and our inventory, we’re well positioned to build on-site shopping assistants that understand buyers' tastes and intent more deeply and connect them with the right items in even more powerful ways than off-site agents. Building on early learnings from our Gifting Assistant beta - which I encourage you to try this holiday season! - we’re beginning to test similar experiences for wedding shoppers. Harnessing this rapidly advancing technology to make Etsy feel ever-more personal to every buyer is where I see our greatest opportunity over time.
We're also embedding AI throughout our business to help sellers spend less time on administrative work and more time creating and connecting with customers, while enabling our own teams to move faster and solve customer problems more effectively.

As we embrace these opportunities, we're equally focused on preserving the creativity, authenticity, and trust that make Etsy different. We're making our policies clearer, strengthening enforcement, and deploying product improvements to help ensure that AI supports human creativity rather than obscuring or replacing it. We believe AI can amplify the creativity and human connections at the heart of Etsy, making our differentiation an even more powerful competitive advantage and engine for long-term growth.
The Road Ahead
At our recent Etsy Up Close annual seller event in Brooklyn, I had the opportunity to spend time with sellers who shared their hopes for their businesses, their questions, and honest feedback about their experience with
Etsy. I loved hearing the stories behind their shops and the passion they bring to their craft. It was a powerful reminder of what makes Etsy so special - and it left me even more energized by the opportunity we have ahead of us. You can see comments from some of our sellers, and photos from the event below.
As we head into the final stretch of 2026 and develop our growth plans for 2027 we have even greater confidence that our priorities - together with the progress we’ve made in how we operate - are creating a healthier, highly differentiated marketplace, and positioning us to capture more of the enormous opportunity ahead. And perhaps what excites me most of all: we’re still early in realizing the full potential of the work we’ve only just begun.
Sincerely,
Kruti Patel Goyal
Chief Executive Officer
October 28, 2026

“Etsy Up Close in Brooklyn, Wow! So many kind people, inspiring conversations, new ideas, honest questions, generous feedback - and so many reminders of why I love being part of the Etsy community. Keep Commerce Human. Yesterday I didn't just hear those words, I experienced them."

– Irmgard, ‘MonShopDE’

"Kruti and Etsy seem really aware of what sellers need and are working to make the platform even better for us all. She really cares about Etsy sellers, the community and 'keeping commerce human'."

– Rachel, ‘TheDorothyDays’

"It was a day of joy, connection and affirmation. Everything felt personal and intentional. My favorite part of the day was the people. To be surrounded by creative makers was completely inspiring and everyone from Etsy was so kind and authentic."

– Kathleen, ‘LittleWormStudio’

"I was...asked to take part in a magical day of learning, touring, crafting and sharing and I know this day will stick with me for a long time."

– Melanie, ‘APeaceofCreativity’

Kruti with sellers and members of the Etsy team.

Q3 2026 Financial Results
Etsy’s results of operations are presented on a continuing operations basis, while Depop is presented as a discontinued operation for all periods presented through the closing date of July 30, 2026. The GMS drivers and key customer metrics presented below are for the Etsy marketplace only.
Q3 2026 Etsy Marketplace GMS Drivers and Key Customer Metrics
Etsy marketplace GMS growth accelerated sequentially
Etsy marketplace GMS reached $2.6 billion in the third quarter, up 8.8% year-over-year, or 9.1% on a currency-neutral basis. Excluding foreign exchange, growth accelerated by approximately 190 basis points from the second quarter, marking the sixth consecutive quarter of sequential improvement in GMS growth and reflecting the continuing operational progress we’ve made this year. GMS growth was broad-based across
U.S. and non-U.S. buyers, as well as across household income cohorts within the U.S. We saw strong performance in both our App and Non-App GMS, up 10.4% and 7.5% year-over-year respectively, with mobile
GMS share stable with the first half of the year at about 47%.
Importantly, as our momentum has accelerated since the start of 2026, internal efforts to improve marketplace health and further elevate Etsy’s differentiation are playing a larger role in the composition of
GMS growth:
•Active buyers returned to year-over-year growth for the first time in two years, increasing 1.0%
to approximately 88 million on a trailing-twelve-month basis. Sequential growth also accelerated, with active buyers increasing by approximately 540,000 compared to Q2 2026. Third quarter gross buyer additions grew 6.2% year-over-year, continuing to benefit from strong new buyer acquisition and reactivation, while trailing-twelve-month retention among existing buyers also began to improve.
Habitual and repeat buyers increased modestly sequentially, providing encouraging evidence that progress is broadening across acquisition, reactivation, and retention.
•GMS per buyer increased 3.9% year-over-year on a trailing-twelve-month basis, and accelerated sequentially. The impact from our internal initiatives is continuing to scale and play an increasing role in average order value while purchase frequency remains modestly down year-over-
year. The internal initiatives driving these trends include: 1) improving search relevance for buyers through greater personalization built on richer buyer profiles and inventory insight, 2) promoting a stronger selection of high-quality items by increasing the weight of quality signals within search and recommendations, 3) better managing the prominence of physical versus digital items based on what we can understand about buyer intent, and 4) differentiating our offering around special occasions where people may be willing to pay a little more for just the right item. Looking forward, we aim to grow wallet share by helping shoppers discover more of the unique, high-quality inventory on Etsy -
whether that translates into more valuable orders, more frequent purchases, or both.
Seller and buyer metrics continued to strengthen
Metrics presented below represent the Etsy marketplace only. Y/Y reflects Q3 2026 vs. Q3 2025, Q/Q reflects Q3 2026 vs. Q2 2026.

Q3 26 Active Buyer Metrics

Active Buyers

87.5M

+1.0% Y/Y; +0.6% Q/Q

Added ~540K active buyers sequentially

Gross buyer additions

12.1M

+6.2% Y/Y

New Buyers
5.0M +4.8% Y/Y

Reactivated Buyers
7.1M +7.2% Y/Y

Repeat Buyers

34.7M

-0.6% Y/Y; +0.1% Q/Q

Habitual Buyers

6.0M

-0.2% Y/Y; +0.6% Q/Q

TTM GMS / Active Buyer

$126

+3.9% Y/Y: +1.4% Q/Q

Repeat and habitual buyers showed greater stabilization year-over-year, while growing again sequentially

Q3 Merchandise Spotlight: Etsy continues to win for shopping occasions where our sellers offer differentiated merchandise

Home and Living saw strong growth, largely driven by rugs, home decor and home improvement; meeting demand for ‘quality for value’ and custom solutions for buyers	Wedding-related items delivered healthy GMS gains, as we’ve expanded email/push campaigns and affiliate marketing activities	Strong growth in ‘back to school’ items including the launch of an exclusive collection of custom and monogrammed bedding pieces from sellers	Our merchandising programs bring Etsy's storefront to life: showcasing distinctive inventory, incubating seller growth and driving buyer value across surfaces and channels
Q3 2026 Revenue and Take Rate Performance
Higher third quarter GMS drove strong revenue growth of 10.9% year-over-year. Total revenue reached
$692.5 million, with Marketplace and Services revenue both contributing to growth, increasing 9.1% and
15.0% respectively. Take rate was 26.2%, up 50 bps year-over-year, primarily driven by further enhancements to Etsy Ads and, to a lesser extent, contribution from Offsite Ads. Etsy Ads is becoming an even more effective tool for sellers to reach buyers, as improvements to our matching and ranking models increased ad relevance and drove higher click-through and conversion rates, while better budget-pacing mechanisms helped sellers direct their spend toward the most valuable opportunities. Offsite Ads also contributed, primarily reflecting higher year-over-year paid marketing spend.

Digging in a bit on Etsy Ads, what distinguishes this service from other ecommerce advertising models is who we serve and the value we create for them. The majority of Etsy Ads revenue comes from sellers with less than $100,000 in annual GMS - solopreneurs and microbusinesses that are at the heart of Etsy, and who look to us for support in being found by consumers. Accordingly, we continuously invest to improve the Etsy Ads value proposition for sellers - which historically has come from improved matching quality and relevance, reflecting more efficient utilization of existing ad space rather than increased ad load. We only deploy a portion of sellers’ ad budgets today, and as the Etsy Ads engine becomes more efficient in the future, there is significant unfulfilled demand for us to access at attractive rates of return for sellers. As new discovery channels evolve, both organic and paid, we see significant opportunity to continue to develop advertising as a service model to help buyers discover our sellers’ unique inventory, both on and off Etsy.
Q3 2026 Operating Expenses
Strong revenue growth, together with the impact of our restructuring in August, translated into adjusted
EBITDA of $210.4 million, growing 14.6% year-over-year and representing a 30.4% adjusted EBITDA margin.
Adjusted EBITDA grew faster than revenue for the second consecutive quarter and we remained disciplined in managing operating expenses, while continuing to invest in areas that support Etsy’s long-term growth.
Marketing remained an important area of investment, and expense grew as a percentage of revenue year-
over-year as we leaned into driving profitable GMS growth. At the same time, structural improvements to our marketing technology over the past year are making our investments more productive and efficient. On the paid side, continued benefits of our product listing ad (“PLA”) segmentation work from earlier in the year supported paid-search efficiency, creating room to invest further. We also expanded investment in paid social, with increased spend on TikTok and YouTube and tests on new platforms such as Reddit and Snapchat, to reach younger audiences. Across our marketing portfolio, the return on our spending increased meaningfully year-over-year, a reflection of the progress made optimizing mix, increasing efficiency and landing the right messages. We also continued to invest in organic search, including in emerging AI-driven channels, by maintaining the quality and breadth of the underlying product data, feeds, and web content that help these systems understand and recommend Etsy inventory.
Product Development expense remained consistent as a percentage of revenue year-over-year, as restructuring charges were offset by lower stock-based compensation, as well as lower employee-related expense following the restructuring. Looking ahead, we expect to sustain Etsy’s healthy adjusted EBITDA profitability as we gradually add product and engineering headcount and capabilities to support long-term growth.
Q3 26 Etsy Marketplace Operating Expenses

Product Development	Marketing	General & Administrative

$207.0
$173.4
27.8%
29.9%
Q3 25
Q3 26
Etsy Marketplace ($M)
Etsy Marketplace as a % of Revenue

1 See “Non-GAAP Financial Measures” below for a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow for Q3 2026 and 2025.

Strong Cash Flow Generation and Continued Accelerated Share Repurchases
As of September 30, 2026, Etsy held $2.5 billion in cash, cash equivalents and short- and long-term investments. Proceeds from the sale of Depop, which closed on July 30, 2026, contributed to our cash balance at quarter end. Subsequently, on October 1, 2026, we paid $648.6 million in cash to settle the remaining aggregate principal amount of our outstanding 2019 Notes and reduce the company’s total outstanding debt.
We generated strong free cash flow during the quarter: net cash provided by operating activities of continuing operations for the three months ended September 30, 2026 was $242.9 million, and we converted 112%1 of our Adjusted EBITDA to free cash flow during the quarter. We further accelerated the return of capital to shareholders, repurchasing approximately $394.6 million in stock and reducing the outstanding share count by approximately 5.2 million shares during the third quarter alone. We currently have $2.2 billion in authorized capacity for future share repurchases and anticipate continuing to repurchase shares at an accelerated rate to further reduce the outstanding share count.
Fourth Quarter 2026 and Updated Full-Year Outlook for
Continuing Operations
With the sale of Depop, which has been classified as discontinued operations beginning in the first quarter of
2026, our outlook pertains to continuing operations only, or the Etsy marketplace. We currently assume that overall macroeconomic factors remain relatively consistent, foreign currency is a modest growth headwind, and prior-year comparisons become less favorable. Our outlook assumes currency exchange rates remain unchanged at current spot levels.

	Q4 26 Outlook	FY 26 Outlook
GMS	$3.46B to $3.52B +5-7% Y/Y	~7%
Take Rate	~25.6%	~25.8%
Adjusted EBITDA Margin	~30%	~30%
With respect to our outlook, a reconciliation of Adjusted EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from Adjusted EBITDA;
in particular, stock-based compensation expense and related payroll taxes, provision for income taxes, interest and other non-operating (income) expense, net, foreign exchange (gain) loss, acquisition, divestiture, and corporate structure-related expenses, and other non-recurring expenses.
Webcast and Conference Call Information
Etsy will host a webcast conference call to discuss these results at 8:30 a.m. Eastern Time today, Wednesday,
October 28, which will be live-streamed via our Investor Relations website under the Events section.
A replay of the webcast will be available through the same link following the conference call starting at 12:00
p.m. Eastern Time today, for at least three months thereafter.

Cautionary Statement Regarding Forward-Looking
Statements
This shareholder letter contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to our financial outlook for the fourth quarter and full year of 2026, and the underlying assumptions; our strategy, growth, goals, and initiatives; our advertising opportunities; our capital allocation and repurchase activity; the momentum of our customer-
centric priorities;  the future impact of our strategic investments, including product and engineering headcount and capabilities; our AI-related initiatives and the impact thereof; and the timing of any of the foregoing.
Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “could,” “enable,” “estimate,”
“expect,” “goal,” “intend,” “may,” “optimistic,” “outlook,” “plan,” “potential,” “should,” “target,” “will,” or similar expressions and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks, uncertainties and other important factors that may cause actual results to differ materially from those that we expect. These risks and uncertainties include but are not limited to: (1) macroeconomic, geopolitical, and other events outside of our control; (2) the level of demand for our services or products sold in our marketplaces; (3) the importance to our success of the trustworthiness and safety of our marketplaces and our ability to attract and retain active and engaged communities of buyers and sellers; (4) any real or perceived inaccuracies in our operational metrics; (5) if we or our third-party providers are unable to protect against technology vulnerabilities, service interruptions, security breaches, or other cyber incidents; (6) our dependence on continued and unimpeded access to third-party services, platforms, and infrastructure; (7)
operational and compliance risks related to our payments systems; (8) the global scope of our business; (9)
our ability to recruit and deploy talent effectively; (10) our ability to compete effectively; (11) our ability to improve the customer experience for buyers and sellers, including through new products and features and our advertising offerings, and to respond to their changing needs; (12) risks related to our environmental, social, and governance activities and disclosures; (13) barriers to international trade and our efforts to grow our marketplace globally; (14) acquisitions, dispositions, or strategic partnerships that may prove unsuccessful or divert management attention; (15) our ability to deal effectively with fraud or other illegal activity increasingly amplified by advances in AI; and (16) litigation and evolving global legal and regulatory requirements, including privacy and data protection laws, tax laws, product liability laws, laws regulating speech and platform moderation, antitrust laws, and intellectual property and counterfeiting regulations. These and other risks, uncertainties and other important factors are more fully described in our filings with the Securities and
Exchange Commission, including in the section entitled “Risk Factors” in our most recent periodic report, and in subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this shareholder letter. We disclaim any obligation to update forward-looking statements.

Third Quarter 2026 Financial Summary
(in thousands, except percentages; unaudited)
Our key operating and financial metrics for continuing operations (which excludes Depop’s results, as Depop is presented as discontinued operations through the Closing Date) are presented in the tables below. Due to the sale of Reverb on June 2, 2025, continuing operations for the nine months ended September 30, 2025 includes Etsy marketplace and Reverb marketplace until the date of sale, while all other periods reflect the
Etsy marketplace only. This makes year-over-year continuing operations results not directly comparable for the nine months ended September 30, 2026 and 2025, while the three months ended September 30, 2026 and 2025 are directly comparable. To provide investors with a meaningful basis for comparing our results year-over-year, we have presented Etsy marketplace results for the nine months ended September 30, 2025 below. Our calculation of trailing twelve months free cash flow includes activity for combined continuing and discontinued operations. See “Non-GAAP Financial Measures” for a reconciliation of our non-GAAP financial measures (Etsy marketplace financial metrics, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow) to the most directly comparable GAAP financial measures.
Our key operating and financial metrics are (in thousands, except percentages):

	Three Months Ended September 30,		% Growth (Decline) Y/Y
	2026	2025
	Continuing Operations	Continuing Operations
GMS (1)	$2,646,888	$2,432,587	8.8%
Revenue	$692,469	$624,153	10.9%
Revenue take rate (2)	26.2%	25.7%	50 bps
Marketplace revenue	$468,143	$429,081	9.1%
Services revenue	$224,326	$195,072	15.0%
Gross profit	$503,145	$457,923	9.9%
Operating expenses	$391,712	$346,918	12.9%
Net income	$113,637	$104,596	8.6%
Net income margin	16.4%	16.8%	(40) bps
Adjusted EBITDA (Non-GAAP)	$210,364	$183,607	14.6%
Adjusted EBITDA margin (Non-GAAP)	30.4%	29.4%	100 bps

	Nine Months Ended September 30,			% Growth / (Decline) Y/Y for Continuing Operations	% Growth Y/Y for the Etsy Marketplace (Non-GAAP) (3)
	2026	2025
	Continuing Operations	Continuing Operations	Etsy Marketplace (Non-GAAP)
GMS (1)	$7,689,975	$7,549,052	$7,167,704	1.9%	7.3%
Revenue	$1,992,059	$1,865,488	$1,822,252	6.8%	9.3%
Revenue take rate (2)	25.9%	24.7%	25.4%	120 bps	50 bps
Marketplace revenue	$1,356,990	$1,292,343	$1,256,763	5.0%	8.0%
Services revenue	$635,069	$573,145	$565,489	10.8%	12.3%
Gross profit	$1,442,788	$1,362,834	$1,341,037	5.9%	7.6%
Operating expenses	$1,086,241	$1,161,602	$1,031,475	(6.5)%	5.3%
Net income	$332,638	$115,147	$223,393	188.9%	48.9%
Net income margin	16.7%	6.2%	12.3%	1,050 bps	440 bps
Adjusted EBITDA (Non-GAAP)	$590,433	$527,427	$521,848	11.9%	13.1%
Adjusted EBITDA margin (Non-GAAP)	29.6%	28.3%	28.6%	130 bps	100 bps
(1)Excluded from the tables above is gross merchandise sales (“GMS”) for Depop, which was $199.8 million and $292.1 million for the three months ended September 30, 2026 and 2025, respectively, and $1,004.4 million and $775.2 million for the nine months ended
September 30, 2026 and 2025, respectively.
(2)Revenue take rate is revenue divided by GMS.
(3)% growth Y/Y for the Etsy marketplace is the change in continuing operations for the nine months ended September 30, 2026, which represents activity for the Etsy marketplace only, compared to the Etsy marketplace excluding Reverb for the nine months ended
September 30, 2025, as Reverb was sold in the second quarter of 2025.

	As of September 30,		% Decline Y/Y
	2026	2025
	Continuing and Discontinued Operations	Continuing and Discontinued Operations
Net cash provided by operating activities - trailing twelve months	$598,110	$691,249	(13.5)%
Free cash flow - trailing twelve months (Non-GAAP)	$557,125	$635,357	(12.3)%

Etsy, Inc.
Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	As of September 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,065,658	$1,355,428
Short-term investments	245,043	224,088
Accounts receivable, net	8,947	8,690
Prepaid and other current assets	64,149	113,953
Funds receivable and seller accounts	219,559	205,002
Current assets of discontinued operations	—	53,822
Total current assets	2,603,356	1,960,983
Restricted cash	8,054	8,524
Property and equipment, net	195,566	205,552
Goodwill	37,280	38,067
Intangible assets, net	10,891	14,511
Deferred tax assets	119,629	119,051
Long-term investments	150,392	134,376
Other assets	42,508	38,964
Noncurrent assets of discontinued operations	—	307,226
Total assets	$3,167,676	$2,827,254
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$19,612	$27,732
Accrued expenses	288,224	342,200
Short-term debt, net	1,298,793	649,008
Funds payable and amounts due to sellers	219,559	205,002
Deferred revenue	35,011	27,049
Other current liabilities	55,048	60,354
Current liabilities of discontinued operations	—	52,274
Total current liabilities	1,916,247	1,363,619
Finance lease obligations—net of current portion	92,134	93,482
Deferred tax liabilities	11,140	8,808
Long-term debt, net	1,688,345	2,333,230
Other liabilities	137,646	125,103
Noncurrent liabilities of discontinued operations	—	1,107
Total liabilities	3,845,512	3,925,349
Total stockholders’ deficit	(677,836)	(1,098,095)
Total liabilities and stockholders’ deficit	$3,167,676	$2,827,254

Etsy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$692,469	$624,153	$1,992,059	$1,865,488
Cost of revenue	189,324	166,230	549,271	502,654
Gross profit	503,145	457,923	1,442,788	1,362,834
Operating expenses:
Marketing	207,002	173,369	572,169	536,279
Product development	110,781	99,766	310,754	299,902
General and administrative	73,929	73,783	203,318	223,718
Asset impairment charge	—	—	—	101,703
Total operating expenses	391,712	346,918	1,086,241	1,161,602
Income from operations	111,433	111,005	356,547	201,232
Other income (expense), net	17,268	9,145	36,385	(26,764)
Income from continuing operations before income taxes	128,701	120,150	392,932	174,468
Provision for income taxes from continuing operations	(15,064)	(15,554)	(60,294)	(59,321)
Net income from continuing operations	113,637	104,596	332,638	115,147
Discontinued operations:
Income (loss) from discontinued operations before income taxes (including gain on sale of $839.7 million in the three and nine months ended September 30, 2026)	740,594	(28,065)	544,016	(64,556)
(Provision) benefit for income taxes from discontinued operations	(714)	(1,028)	(107)	1,656
Net income (loss) from discontinued operations	739,880	(29,093)	543,909	(62,900)
Net income	$853,517	$75,503	$876,547	$52,247

Basic net income from continuing operations per share attributable to common stockholders	$1.25	$1.05	$3.53	$1.11
Total basic net income per share attributable to common stockholders	$9.37	$0.76	$9.30	$0.50

Diluted net income from continuing operations per share attributable to common stockholders	$1.00	$0.86	$2.84	$0.98
Total diluted net income per share attributable to common stockholders	$7.31	$0.63	$7.36	$0.47

Weighted-average common shares outstanding:
Basic	91,099	99,334	94,273	103,660
Diluted	117,235	124,957	120,441	124,024

Etsy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$876,547	$52,247
Less: Net income (loss) from discontinued operations	543,909	(62,900)
Net income from continuing operations	332,638	115,147
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Stock-based compensation expense	149,852	164,224
Depreciation and amortization expense	46,603	45,086
Provision for expected credit losses	4,586	7,100
Deferred provision for income taxes	2,933	21,274
Asset impairment charge	—	101,703
Other non-cash (income) expense, net	(12,783)	35,549
Changes in operating assets and liabilities (net of impact of sale of business)	(12,536)	(95,204)
Net cash provided by operating activities of continuing operations	511,293	394,879
Net cash used in operating activities of discontinued operations	(230,307)	(18,589)
Net cash provided by operating activities	280,986	376,290
Cash flows from investing activities
Purchases of property and equipment	(4,122)	(13,891)
Website and app development	(19,994)	(26,315)
Purchases of investments	(255,768)	(251,091)
Sales and maturities of investments	219,112	227,563
Proceeds from sale of business, net of cash sold	—	100,485
Net cash (used in) provided by investing activities of continuing operations	(60,772)	36,751
Net cash provided by (used in) investing activities of discontinued operations	1,302,813	(5,222)
Net cash provided by investing activities	1,242,041	31,529
Cash flows from financing activities
Payment of tax obligations on vested equity awards	(66,349)	(42,526)
Repurchase of stock	(789,432)	(643,670)
Proceeds from exercise of stock options	14,934	15,331
Proceeds from issuance of convertible senior notes	—	700,000
Payment of debt issuance costs	—	(11,339)
Payments on finance lease obligations	(3,192)	(4,594)
Other financing, net	250	(17,784)
Net cash used in financing activities	(843,789)	(4,582)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9,886)	36,487
Net increase in cash, cash equivalents, and restricted cash	669,352	439,724
Cash, cash equivalents, and restricted cash at beginning of period	1,404,360	811,178
Cash, cash equivalents, and restricted cash at end of period	$2,073,712	$1,250,902

Currency-Neutral GMS
We calculate currency-neutral GMS by translating current period GMS for goods sold that were listed in non-
U.S. dollar currencies into U.S. dollars using prior year foreign currency exchange rates.
As reported and currency-neutral GMS growth (decline) for the periods presented below are as follows:

	2026			2025
	As Reported	Currency- Neutral	FX Impact	As Reported	Currency- Neutral	FX Impact
Three months ended September 30,
GMS - Continuing operations	8.8%	9.1%	(0.3)%	(10.1)%	(10.8)%	0.7%
Nine months ended September 30,
GMS - Continuing operations	1.9%	1.3%	0.6%	(8.8)%	(9.1)%	0.3%
GMS - Etsy marketplace (1)	7.3%	6.7%	0.6%	(5.6)%	(5.9)%	0.3%
(1)As reported and currency-neutral GMS for the Etsy marketplace declined (2.4)% and (3.2)%, respectively, for the three months ended September 30, 2025. This resulted in an FX impact of 0.8%.

Non-GAAP Financial Measures
Other Key Financial Metrics
(in thousands, except percentages; unaudited)
Given the sale of Depop on July 30, 2026, Etsy results are presented on a continuing operations basis, while
Depop results are reported as discontinued operations across all periods presented through the Closing Date.
Due to the sale of Reverb on June 2, 2025, continuing operations for the nine months ended September 30,
2025 includes Etsy marketplace and Reverb marketplace through the date of sale, while all other periods reflect the Etsy marketplace only. This makes year-over-year continuing operations results not directly comparable for the nine months ended September 30, 2026 and 2025, while the three months ended
September 30, 2026 and 2025 are directly comparable.
To provide investors with a meaningful basis for comparing our ongoing operating results year-over-year, we have presented certain Etsy marketplace financial measures for the nine months ended September 30, 2025 in this Shareholder Letter. These measures include the following non-GAAP financial measures for the nine months ended September 30, 2025 where we exclude the impact of Reverb: (1) Revenue and Revenue take rate, (2) Marketplace revenue, (3) Services revenue, (4) Gross profit, (5) Operating expenses, (6) Net income
(loss) and Net income (loss) margin, and (7) Adjusted EBITDA and Adjusted EBITDA margin.
Management believes that presenting these Etsy marketplace non-GAAP financial measures is useful to investors because they:
•provide a clearer, normalized baseline to evaluate the organic growth, financial performance, and underlying trends of our remaining Etsy marketplace business;
•facilitate more direct year-over-year comparisons of our continuing operations by removing the impact of the divested Reverb marketplace; and
•align with how management evaluates the performance of the business, allocates resources, and sets internal operational targets moving forward.
These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for, financial information prepared in accordance with GAAP. Furthermore, our calculation of these non-GAAP measures may differ from similarly titled measures reported by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is provided in the following tables:

	Nine Months Ended September 30, 2025
	Continuing Operations (As Reported)	Less: Reverb Marketplace	Etsy Marketplace (Non-GAAP)
Revenue	$1,865,488	$43,236	$1,822,252
Revenue take rate	24.7%	11.3%	25.4%
Marketplace revenue	$1,292,343	$35,580	$1,256,763
Services revenue	$573,145	$7,656	$565,489
Gross profit	$1,362,834	$21,797	$1,341,037
Operating expenses	$1,161,602	$130,127	$1,031,475
Net income (loss)	$115,147	$(108,246)	$223,393
Net income (loss) margin	6.2%	(250.4)%	12.3%

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the
Calculation of Adjusted EBITDA Margin
(in thousands, except percentages; unaudited)
Adjusted EBITDA represents our net income (loss) adjusted to exclude: stock-based compensation expense and related payroll taxes; depreciation and amortization expense; provision for income taxes; interest and other non-operating (income) expense, net; foreign exchange (gain) loss; restructuring and other exit costs;
acquisition, divestiture, and corporate structure-related expenses; asset impairment charge; loss on sale of business; and retroactive non-income tax income. The following tables reflect the reconciliation of net income
(loss) to Adjusted EBITDA as well as the calculation of Adjusted EBITDA margin for continuing operations, the
Etsy marketplace, and the Reverb marketplace for the periods indicated:

	Three Months Ended September 30,
	2026	2025
	Continuing Operations	Continuing Operations
Net income	$113,637	$104,596
Excluding:
Stock-based compensation expense and related payroll taxes (1)	47,941	56,521
Depreciation and amortization expense	16,059	13,299
Provision for income taxes	15,064	15,554
Interest and other non-operating income, net	(12,768)	(7,680)
Foreign exchange gain	(3,433)	(548)
Restructuring and other exit costs	33,864	1,883
Acquisition, divestiture, and corporate structure-related expenses	—	(18)
Adjusted EBITDA	$210,364	$183,607
Divided by:
Revenue	$692,469	$624,153
Adjusted EBITDA margin	30.4%	29.4%

	Nine Months Ended September 30,
	2026	2025
	Continuing Operations	Continuing Operations (As Reported)	Less: Reverb Marketplace	Etsy Marketplace (Non-GAAP)
Net income (loss)	$332,638	$115,147	$(108,246)	$223,393
Excluding:
Stock-based compensation expense and related payroll taxes (1)	158,303	169,542	3,035	166,507
Depreciation and amortization expense	46,603	45,086	5,078	40,008
Provision for income taxes	60,294	59,321	109	59,212
Interest and other non-operating (income) expense, net	(25,609)	(17,521)	380	(17,901)
Foreign exchange (gain) loss	(9,699)	40,424	(573)	40,997
Restructuring and other exit costs	33,864	1,480	—	1,480
Acquisition, divestiture, and corporate structure-related expenses	75	7,148	4,093	3,055
Asset impairment charge	—	101,703	101,703	—
Loss on sale of business	—	5,097	—	5,097
Retroactive non-income tax income	(6,036)	—	—	—
Adjusted EBITDA	$590,433	$527,427	$5,579	$521,848
Divided by:
Revenue	$1,992,059	$1,865,488	$43,236	$1,822,252
Adjusted EBITDA margin	29.6%	28.3%	12.9%	28.6%

(1)Stock-based compensation expense included in continuing operations in the Condensed Consolidated Statements of Operations for
the periods presented below is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$3,970	$5,962	$14,532	$19,623
Marketing	3,441	4,063	10,911	8,627
Product development	21,980	29,921	75,650	90,146
General and administrative	16,314	15,179	48,759	45,828
Stock-based compensation expense	$45,705	$55,125	$149,852	$164,224
Reconciliation of Net Cash Provided by Operating Activities to Free Cash
Flow
(in thousands; unaudited)
Free cash flow represents our net cash provided by operating activities, reduced by purchases of property and equipment and website and app development that are included in cash flows from investing activities.
The following table reflects the reconciliation of operating activities to free cash flow for combined continuing and discontinued operations on a trailing twelve month basis (in thousands):

	As of September 30,
	2026	2025
	Continuing and Discontinued Operations	Continuing and Discontinued Operations
Net cash provided by operating activities	$598,110	$691,249
Purchases of property and equipment	(5,519)	(18,154)
Website and app development	(35,466)	(37,738)
Free cash flow	$557,125	$635,357
The following table reflects the reconciliation of operating activities to free cash flow for continuing operations
(in thousands):

	Three Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$242,852	$226,067
Purchases of property and equipment	(1,404)	(3,790)
Website and app development	(5,079)	(7,997)
Free cash flow	$236,369	$214,280